EXHIBIT 10.32

[DOR BIOPHARMA, INC. LETTERHEAD]

September 25, 2009

Hal Mintz
Managing Member
BAM Opportunity Fund, LP
44 Wall Street, Suite 1603
New York, NY 10005

Dear Mr. Mintz:

In consideration for BAM Opportunity Fund, LP’s investment of $2,000,000 in our equity financing that is closing on this date, we hereby offer BAM the right to participate in an amount up to $2,000,000 in our next equity financing within 12 months from the date of this letter.  In order for BAM to have the right to purchase the securities offered in such financing, BAM must unconditionally commit in writing to participate in accordance with the terms of the financing within 10 days after we provide written notice thereof to you.

If you are in agreement with this letter, please sign this letter in the space provided below.

Very truly yours,

/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
Chief Executive Officer

AGREED AND ACCEPTED

BAM Opportunity Fund, LP

By: /s/ Hal Mintz
Hal Mintz
       General Partner